Calculation of Filing Fee Tables
F-1
OCEANDRIVER INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, par value $0.01 per share(1)	457(o)			$ 5,000,000.00	0.0001381	$ 690.50
Fees to be Paid	2	Other	Common Share Purchase Warrants(2)	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Shares underlying Common Share Purchase Warrants(3)	457(o)			$ 5,500,000.00	0.0001381	$ 759.55
Fees to be Paid	4	Other	Representative Warrants to purchase Common Shares(2)	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Common Shares underlying Representative Warrants(4)	457(o)			$ 300,000.00	0.0001381	$ 41.43
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,800,000.00		$ 1,491.48
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,491.48
Offering Note
[1]	The registration fee is based on an estimate of the maximum aggregate offering price for the Common Shares pursuant to Rule 457(o) of the U.S. Securities Act of 1933 (the "Securities Act"). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

[2]	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the Warrants and Representative Warrants registered hereby.

[3]	Based on an assumed per-share exercise price for the Warrants of 110% of the public offering price per unit in this offering.

[4]	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the Warrants and Representative Warrants registered hereby.

[5]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative Warrants are exercisable for a number of common shares that is equal to 5.0% of the number of units sold in this offering, at a per share exercise price equal to 120% of the public offering price per unit.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A